EXHIBIT 10.6

IMMUNOCELLULAR THERAPEUTICS, LTD.

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”), is made as of the 17th day of November, 2006 by and between ImmunoCellular Therapeutics, Ltd., a Delaware corporation (the “Company”), and Dr. John Yu (“Optionee”).

R E C I T A L

Pursuant to a Securities Agreement, dated as of November 17, 2006, by and between the Company and Optionee, the Company has agreed to grant to the Optionee, and Optionee has agreed to acquire, an option (the “Option”) to purchase an aggregate of 5,933,424 shares of the Company’s Common Stock (the “Shares”) at an exercise price of $1.00 per share.

A G R E E M E N T

NOW, THEREFORE, in consideration of the promises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

1. Number of Shares; Option Price. The Company hereby grants to Optionee this Option to purchase an aggregate of 5,933,424 Shares at an exercise price of $1.00 per share (the “Exercise Price”).

2. Term. This Option shall expire on the day before the tenth anniversary of the date of grant of this Option (the “Expiration Date”).

3. Shares Subject to Exercise. This Option shall be fully vested and immediately exercisable as to all of the Shares and shall be exercisable in whole or in part from time to time throughout the term of this Option through the Expiration Date.

4. Method and Time of Exercise. This Option may be exercised by written notice delivered to the Company at its principal executive office stating the number of Shares with respect to which this Option is being exercised together with:

(a) a check or money order made payable to the Company in the amount of the exercise price and any withholding tax, as provided under Section 5 hereof; or

(b) the tender to the Company of shares of the Company’s Common Stock owned by Optionee or surrender of shares of Common Stock then issuable upon exercise of this Option having a fair market value not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes; or

(c) in lieu of exercising this Option for cash, the Optionee may elect to receive shares equal to the value (as determined below) of this Option (or the portion thereof being exercised), plus the amount of applicable federal, state and local withholding taxes, in which event the Company shall issue to the Optionee a number of shares of Common Stock computed using the following formula:

X	=	Y (A-B)
A

Where	X =	the number of shares of Common Stock to be issued to the Optionee

	Y =	the number of shares of Common Stock purchasable under this Option or, if only a portion of this Option is being exercised, the portion of this Option being exercised (at the date of such calculation)

	A =	the fair market value of one share of the Company’s Common Stock (at the date of such calculation)

	B =	the Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value of one share of Common Stock shall be, (i) if traded on a securities exchange, the value shall be deemed to be the closing price of the securities on such exchange on the date notice of exercise is received by ICT prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the closing bid price on the date notice of exercise is received by ICT; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

Only whole shares may be purchased.

5. Tax Withholding. As a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Company and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock of the Company otherwise issuable to Optionee upon the exercise of this Option.

6. Optionee Not a Stockholder. Optionee shall have no rights as a stockholder with respect to the Common Stock of the Company covered by this Option until the date of issuance of a stock certificate or stock certificates to the Optionee upon exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

7. No Right to Employment. Nothing in this Option shall interfere with or limit in any way the right of the Company or of any of its affiliates to terminate Optionee’s employment, consulting or advising at any time, nor confer upon Optionee any right to continue in the employ of, or consult or advise with, the Company or any of its affiliates.

8. Restrictions on Sale of Shares. Optionee represents and agrees that upon the Optionee’s exercise of this Option, in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Shares issued to the Optionee, the Optionee will acquire the Shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon such exercise thereof the Optionee will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state and federal securities law.

9. Notices. All notices to the Company shall be addressed to the Corporate Secretary at the principal executive office of the Company at 11th Floor, 1999 Avenue of the Stars, Los Angeles, California 90067, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Corporate Secretary (as the case may be).

10. Corporate Transactions. In the event of a Corporate Transaction (as defined below), the Company shall notify Optionee at least 30 days prior thereto or as soon as may be practicable. In the event of a Corporate Transaction on or after the second anniversary of the date of grant of this Option with a public company (or in the case of a private company in which more than fifty percent (50%) of the aggregate consideration to Company stockholders is in the form of cash), to the extent not previously exercised, this Option shall terminate immediately prior to the consummation of such Corporate Transaction if the Company, after using its commercially reasonable efforts, is unable to provide that this Option shall be assumed or an equivalent option substituted by an applicable successor corporation or any affiliate of the successor corporation in the event of a Corporate Transaction. A “Corporate Transaction” means a merger or consolidation of the Company with or into another corporation or entity if, as a result of such merger or consolidation, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the surviving or consolidated entity, a sale of all or substantially all of the assets of the Company, or a purchase or other acquisition of more than 50 percent of the outstanding capital stock of the Company in a single transaction or a series of related transactions by one person or more than one person acting in concert.

11. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares purchasable upon the exercise of this Option shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 11. Upon each adjustment of the Exercise Price, the Optionee shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

11.1 Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

11.2 Dividends, Property, Reclassification. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Option) shall have received or become entitled to receive, without payment therefor:

(a) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for any other shares of stock or other securities, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

(b) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, merger, consolidation or other business combination (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 11.1 above), then and in each such case, the Optionee shall, upon the exercise of any portion of this Option, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (a) above and this clause (b)) which Optionee would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

11.3 Certain Events. If any change in the outstanding Common Stock or any other event occurs as to which the other provisions of this Section X are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Optionee in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under this Option, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Optionee upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as he would have owned had this Option been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

11.4 Notices of Change.

(a) Immediately upon any adjustment in the number or class of shares subject to this Option and of the Exercise Price, the Company shall give written notice thereof to Optionee, setting forth in reasonable detail and certifying the calculation of such adjustment.

(b) The Company shall give written notice to the Optionee at least ten (10) business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

IMMUNOCELLULAR THERAPEUTICS, LTD.

By:	/s/ David Wohlberg
	Name:	David Wohlberg
	Title:	President

OPTIONEE

By:	/s/ Dr. John Yu
Dr. John Yu

Address:

Social Security Number